As filed with the Securities and Exchange Commission on February 27, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

The RBB Fund Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See Below

(I.R.S. Employer Identification Number)

c/o U.S. Bancorp Fund Services, LLC
615 East Michigan Street
Milwaukee, WI 53202

  (Address of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class of securities to be registered	Name of each exchange on which each class is to be registered

M.D. Sass Concentrated Value ETF	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act Registration file number to which this form relates: 333-200168

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1.    Description of Registrant’s Securities to be Registered.
Reference is made to Post-Effective Amendment No. 82 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-200168 and 811-23011), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001999371-26-002583) on February 4, 2026, which is incorporated herein by reference.

The Registrant currently consists of 30 separate series. The series to which this filing relates and its IRS Employer Identification Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number

M.D. Sass Concentrated Value ETF	41-3220726

Item 2.    Exhibits

A.
Registrant’s Amended and Restated Agreement and Declaration of Trust dated October 21, 2015 are incorporated herein by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-200168 and 811-23011), as filed with the SEC via EDGAR on November 18, 2015 (Accession No. 0001582816-15-000383).

B.
Registrant’s By-Laws, are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-200168 and 811-23011) as filed with the SEC via EDGAR on October 29, 2021 (Accession No. 0001398344-21-020665).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

The RBB Fund Trust

February 27, 2026

/s/ James G. Shaw
James G. Shaw Chief Financial Officer, Chief Operating Officer, and Secretary